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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                                 State or
                                                                                 Country of
Subsidiary (1)(2)(3)                                                             Organization
--------------------                                                             ------------
EI Freight (Micronesia), Inc.                                                    Saipan
EI Freight (Taiwan) Ltd.                                                         Republic of China
EI Freight (U.S.A.), Inc.                                                        Illinois
EI Freight Forwarding (Thailand) Limited (4)                                     Thailand
EI Freight Lanka (Pte) Ltd.                                                      Sri Lanka
Expeditors (Malaysia) Sdn. Bhd. (5)                                              Malaysia
EI Holdings, Ltd. (6)                                                            Thailand
EIF SDN. BHD. (7)                                                                Malaysia
Expeditors (Bangladesh), Ltd.                                                    Bangladesh
Expeditors (China) Investment Co. Pte. Ltd. (10)                                 Singapore
Expeditors (Overseas) Investment Co. Pte. Ltd.                                   Singapore
Expeditors (Portugal) Transitarios Internacionais Lda. (11)                      Portugal
Expeditors (Singapore) Private Limited                                           Singapore
Expeditors Argentina S.A.                                                        Argentina
Expeditors Canada, Inc.                                                          Canada
Expeditors Cargo Insurance Brokers, Inc.                                         Washington
Expeditors Chile Transportes Internacionales Limitada                            Chile
Expeditors de Colombia S.A. (14)                                                 Colombia
Expeditors Dubai (8)                                                             Dubai
Expeditors Finland Oy                                                            Finland
Expeditors Hong Kong Limited (5)                                                 Hong Kong
Expeditors Internacionales De Costa Rica, S.A.                                   Costa Rica
Expeditors International (Hellas) S.A.                                           Greece
Expeditors International (India) Pvt. Ltd.                                       India
Expeditors International (Korea) Company, Ltd.                                   South Korea
Expeditors International (Kuwait) (13)                                           Kuwait
Expeditors International (Mauritius) Ltd.                                        Mauritius
Expeditors International (NZ) Ltd.                                               New Zealand
Expeditors International (Puerto Rico) Inc.                                      Puerto Rico
Expeditors International (s.a.r.l.)                                              Lebanon
Expeditors International (UK) Limited                                            England
Expeditors International - Lebanon (s.a.l.) (8)                                  Lebanon
Expeditors International B.V.                                                    Netherlands
Expeditors International CR s.r.o.                                               Czech Republic
Expeditors International Cargo Co. Ltd.                                          Saudi Arabia
Expeditors International de Mexico, S.A. de C.V.                                 Mexico
Expeditors International do Brasil Ltda.                                         Brazil
Expeditors International Espana, S.A.                                            Spain
Expeditors International France, SAS                                             France
Expeditors International GmbH                                                    Germany
Expeditors International Italia S.r.l.                                           Italy
Expeditors International N.V.                                                    Belgium
Expeditors International Ocean, Inc.                                             Delaware
Expeditors International Pakistan Pvt. Ltd. (8)                                  Pakistan
Expeditors International Pty. Limited                                            Australia
Expeditors International SA (Proprietary) Limited                                South Africa
Expeditors International Sverige AB                                              Sweden
Expeditors Overseas Management (Jersey) Limited                                  Channel Islands
Expeditors Philippines, Inc.                                                     Philippines
Expeditors Sarah International Co. (8)                                           Egypt
Expeditors Seasky Limited                                                        Ireland
Expeditors Speditions GmbH (9)                                                   Austria
Expeditors TradeWin, L.L.C.                                                      Washington
Expeditors Turnak International                                                  Turkey
Heik Liquid Limited (12)                                                         Hong Kong
P.T. Lancar Utama Tatnusa                                                        Indonesia
P.T. Lancarpratma Intercargo                                                     Indonesia

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(1)      For purposes of this list, if the Company owns directly or indirectly a controlling interest in the voting securities of any entity or if the Company has unilateral control over the assets and operations of any entity, such entity is deemed to be a subsidiary. Except as otherwise noted, the Company has 100% controlling interest in subsidiary operations. With respect to certain companies, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in Company's ownership percentage.

(2) Except as otherwise noted, each subsidiary does business in its own name and in the name of the Company.

(3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.

(4) Dual ownership; of the 100%, 49% is owned by the Company and 51% is owned by EI Holdings, Ltd.

(5)      Second tier subsidiary.

(6) Dual ownership; of the 100%, 56% is owned by the Company and 44% is owned by EI Freight Forwarding (Thailand) Limited.

(7) Dual ownership; of the 100%, 53.33% is owned by the Company and 46.67% is owned by Expeditors (Malaysia) Sdn. Bhd.

(8)      Company has 75% controlling interest in subsidiary.

(9)      Company has 85% controlling interest in subsidiary.

(10) Operates in Beijing as Beijing Kang Jie Kong Cargo Agent Co., Ltd./E.I., in Shanghai as EI Freight (Co.) Ltd. and in Shenzhen as Shenzhen Yige Freight Warehouse Co. Ltd.

(11)     Company has 80% controlling interest in subsidiary.

(12)     Operates as Expeditors Overseas Management and EOM.

(13)     Company has 61% controlling interest in subsidiary.

(14)     Company has 51% controlling interest in subsidiary.



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